SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

UNIVERSAL LIFE HOLDING CORPORATION
Exact Name of Registrant Specified in Charter

Illinois	000-02347	37-0859747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 340, Olney, Maryland 20830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 774-6913

(Former Name or Former Address, if Changed Since Last Report)

UNIVERSAL LIFE HOLDING CORPORATION
FORM 8-K RELATING TO ITEM 2.01 - ACQUISITION OF ASSETS

ITEM 2.01 ASSETS ACQUIRED

(a)(i)     On November 10, 2004 an agreement was signed between Frederic Richardson, majority shareholder, and Mr. Weinreb. The agreement states Mr. Richardson agrees to sell a total of 5,155,000 (1.4 million shares belonging to Mr. Richardson and the balance 3,755,500 authorized but previously unissued) class A shares of Universal Life Holding Corporation and to pay off all Universal Life liabilities, to Mr. Weinreb in exchange for an investment in the Company of $760,000 cash. In addition, Mr. Weinreb will contribute 2,613,485 shares of Gasco Energy Inc. for 2,000,000 newly-authorized and previously unissued preferred shares.

(ii)        The Gasco shares had on that date a market value of approximately $10,300,000 (Ten Million Three Hundred Thousand dollars), a significant financial event in the company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LIFE HOLDINGS By: /s/ Frederick S. Richardson Frederick S. Richardson President and Director (Principal Financial and Accounting Officer) November 17, 2004